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                                                                EXHIBIT 2.2


                          PLAN AND AGREEMENT OF MERGER


              This Plan and Agreement of Merger entered into as of June 16, 1996 by and among Bay Networks, Inc., a Delaware corporation (the "Buyer"), Beta Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Buyer (the "Transitory Subsidiary"), and Penril DataComm Networks, Inc., a Delaware corporation (the "Company"). The Buyer, the Transitory Subsidiary and the Company are referred to collectively in this Agreement as the "Parties".

              This Agreement contemplates a merger of the Transitory Subsidiary into the Company, which merger will qualify as a tax-free reorganization described in Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"). In such merger, the stockholders of the Company will receive solely voting capital stock of the Buyer in exchange for their capital stock of the Company.

              The Parties acknowledge that in the event that the transactions contemplated by this Agreement are not consummated, the Company would experience a substantial loss and hardship; therefore, to minimize the potential for such (i) failure to consummate the transactions and (ii) loss and hardship, the Parties have knowingly agreed not to include in this Agreement many otherwise normal conditions to closing the transaction, including but not limited to, a condition that there shall be no material adverse change prior to the Effective Time (as defined below) to the Company, its business, financial condition, results of operations, or prospects, to the Company's industry or to the general business conditions.

              Now, therefore, in consideration of the representations, warranties and covenants in this Agreement contained, the Parties agree as follows.

                                    ARTICLE I

                                   THE MERGER

              1.1 The Merger. Upon and subject to the terms and conditions of this Agreement, the Transitory Subsidiary shall merge with and into the Company (with such merger referred to in this Agreement as the "Merger") at the Effective Time (as defined below). From and after the Effective Time, the separate corporate
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         existence of the Transitory Subsidiary shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). The "Effective Time" shall be the time at which the Company and the Transitory Subsidiary file the certificate of merger or other appropriate documents prepared and executed in accordance with the relevant provisions of the Delaware General Corporation Law (the "Certificate of Merger") with the Secretary of State of the State of Delaware. The Merger shall have the effects set forth in Section 259 of the Delaware General Corporation Law.

              1.2 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at a mutually agreed upon location, commencing at 9:00 a.m. local time on a mutually agreeable date as soon as practicable after the date on which all of the conditions to the obligations of the Parties to consummate the transactions contemplated by this Agreement have been satisfied or waived (the "Closing Date"), but in no event later than 150 days from the date hereof.

              1.3 Actions at the Closing. At the Closing, (a) the Company shall deliver to the Buyer and the Transitory Subsidiary the various certificates, instruments and documents referred to in Section 5.2, (b) the Buyer and the Transitory Subsidiary shall deliver to the Company the various certificates, instruments and documents referred to in
         Section 5.3, (c) the Company and the Transitory Subsidiary shall file with the Secretary of State of the State of Delaware the Certificate of Merger, and (d) the Buyer shall deliver a certificate for the Merger Shares (as defined below) to a bank, trust company or other entity reasonably satisfactory to the Company appointed by the Buyer to act as the exchange agent (the "Exchange Agent") in accordance with Section 1.7.

              1.4 Additional Action. The Surviving Corporation may, at any time after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Company or the Transitory Subsidiary, in order to consummate the transactions contemplated by this Agreement.

              1.5 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holder of any of the following securities:

                   (a) Each share of common stock, $0.01 par value per share, of the Company ("Company Shares") issued and outstanding immediately prior to the Effective Time (other than Company Shares owned beneficially by the Buyer or the Transitory Subsidiary,


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         Dissenting Shares (as defined below) and Company Shares held in the
         Company's treasury) shall be converted into and represent the right to receive (subject to the provisions of Section 1.9) such number of shares of common stock, $0.01 par value per share, of the Buyer ("Buyer Common Stock") as is equal to the Conversion Ratio (as defined below). The "Conversion Ratio" shall mean the number determined by dividing (i) $10.00 (ii) by the Buyer Stock Market Price. The "Buyer Stock Market Price" shall mean the average of the closing prices of the Buyer's Common Stock on the New York Stock Exchange (the "NYSE") five (5) consecutive trading days immediately preceding the second business day immediately preceding to the Closing Date. Stockholders of record of the Company ("Company Stockholders") shall be entitled to receive immediately all of the shares of Buyer Common Stock into which their Company Shares were converted pursuant to this Section 1.5(a) (the "Merger Shares").

                   (b) Each Company Share held in the Company's treasury immediately prior to the Effective Time and each Company Share owned beneficially by the Buyer or the Transitory Subsidiary shall be cancelled and retired without payment of any consideration therefor.

                   (c) Each share of common stock, $0.01 par value per share, of the Transitory Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter evidence one share of common stock, $0.01 par value per share, of the Surviving Corporation.

              1.6  Dissenting Shares.

                   (a) For purposes of this Agreement, "Dissenting Shares" means Company Shares held as of the Effective Time by a Company Stockholder who has not voted such Company Shares in favor of the adoption of this Agreement and the Merger and with respect to which appraisal shall have been duly demanded and perfected in accordance with Section 262 of the Delaware General Corporation Law and not effectively withdrawn or forfeited prior to the Effective Time. Dissenting Shares shall not be converted into or represent the right to receive Merger Shares, unless such Company Stockholder shall have forfeited his right to appraisal under the Delaware General Corporation Law or withdrawn, with the consent of the Company, his demand for appraisal. If such Company Stockholder has so forfeited or withdrawn his right to appraisal of Dissenting Shares, then (i) as of the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Shares issuable in respect of such Company Shares pursuant to Section 1.5(a), and (ii) promptly following the


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         occurrence of such event, the Buyer shall deliver to the Exchange Agent a certificate representing the Merger Shares to which such holder is entitled pursuant to Section 1.5(a).

                   (b) The Company shall give the Buyer (i) prompt notice of any written demands for appraisal of any Company Shares, withdrawals of such demands, and any other instruments that relate to such demands received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Delaware General Corporation Law. The Company shall not, except with the prior written consent of the Buyer, make any payment with respect to any demands for appraisal of Company Shares or offer to settle or settle any such demands.

              1.7  Exchange of Shares

                   (a) Prior to the Effective Time, the Buyer shall appoint the Exchange Agent to effect the exchange for the Merger Shares of certificates that, immediately prior to the Effective Time, represented Company Shares converted into Merger Shares pursuant to Section 1.5 (including any Company Shares referred to in the last sentence of Section 1.6(a)) ("Certificates"). On the Closing Date, the Buyer shall deliver to the Exchange Agent, in trust for the benefit of holders of Certificates, a stock certificate (issued in the name of the Exchange Agent or its nominee) representing the Merger Shares, as described in
         Section 1.5(a). As soon as practicable after the Effective Time, the Buyer shall cause the Exchange Agent to send a notice and a transmittal form to each holder of a Certificate (other than those surrendered and paid for at the Closing) advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such Certificate in exchange for the Merger Shares issuable pursuant to
         Section 1.5(a). Each holder of a Certificate, upon proper surrender thereof to the Exchange Agent in accordance with the instructions in such notice, shall be entitled to receive in exchange therefor (subject to any taxes required to be withheld) the Merger Shares issuable pursuant to Section 1.5(a). Until properly surrendered, each such Certificate shall be deemed for all purposes to evidence only the right to receive the Merger Shares issuable pursuant to Section 1.5(a). Holders of Certificates shall not be entitled to receive certificates for the Merger Shares to which they would otherwise be entitled until such Certificates are properly surrendered.

                   (b) If any Merger Shares are to be issued in the name of a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition to the issuance of such Merger Shares that (i) the Certificate so surrendered shall be transferable, and shall be


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         properly assigned, endorsed or accompanied by appropriate stock powers,
         (ii) such transfer shall otherwise be proper and (iii) the person requesting such transfer shall pay to the Exchange Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid. Notwithstanding the foregoing, neither the Exchange Agent nor any Party shall be liable to a holder of Company Shares for any Merger Shares issuable to such holder pursuant to
         Section 1.5(a) that are delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                   (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Buyer shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Shares issuable in exchange therefor pursuant to
         Section 1.5(a). The Board of Directors of the Buyer may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to give the Buyer a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Buyer with respect to the Certificate alleged to have been lost, stolen or destroyed.

                   (d) Promptly following the date which is six months after the Closing Date, the Exchange Agent shall return to the Buyer all Merger Shares in its possession, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate may surrender such Certificate to the Buyer and, subject to applicable abandoned property, escheat and similar laws, receive in exchange therefor the Merger Shares issuable with respect thereto pursuant to Section 1.5(a).

              1.8 Dividends. No dividends or other distributions that are payable to the holders of record of Buyer Common Stock as of a date on or after the Closing Date shall be paid to former Company Stockholders entitled by reason of the Merger to receive Merger Shares until such holders surrender their Certificates in accordance with Section 1.7. Upon such surrender, the Buyer shall pay or deliver to the persons in whose name the certificates representing such Merger Shares are issued any dividends or other distributions that are payable to the holders of record of Buyer Common Stock as of a date on or after the Closing Date and which were paid or delivered between the Effective Time and the time of such surrender; provided that no such person shall be entitled to receive any interest on such dividends or other distributions.


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              1.9 Fractional Shares. No certificates or scrip representing fractional Merger Shares shall be issued to former Company Stockholders upon the surrender for exchange of Certificates, and such former Company Stockholders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of the Buyer with respect to any fractional Merger Shares that would otherwise be issued to such former Company Stockholders. In lieu of any fractional Merger Shares that would otherwise be issued, each former Company Stockholder that would have been entitled to receive a fractional Merger Share shall, upon proper surrender of such person's Certificates, receive a cash payment equal to the closing price per share of the Buyer Common Stock on the NYSE, on the business day immediately preceding the business day prior to the Closing Date, multiplied by the fraction of a share that such Company Stockholder would otherwise be entitled to receive. The fractional share interests of each Company Stockholder will be aggregated, and no Company Stockholder will receive cash in an amount equal to or greater than the value of one full share of Buyer Common Stock.

              1.10 Options and Rights.

                   (a) As of the Effective Time, all obligations of the Company with respect to options to purchase Company Shares issued by the Company to the employees of the Company listed on Schedule 1.10 pursuant to its stock option plans ("Options"), whether vested or unvested, shall be assumed by the Buyer.

                   (b) Immediately after the Effective Time, each Option outstanding immediately prior to the Effective Time shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Option at the Effective Time, such number of shares of Buyer Common Stock as is equal to the number of Company Shares subject to the unexercised portion of such Option multiplied by the Conversion Ratio (with any fraction resulting from such multiplication to be rounded up or down to the nearest whole number or, in the case of .5, to the nearest odd number). The exercise price per share of each such Option shall be equal to the exercise price of such Option immediately prior to the Effective Time, divided by the Conversion Ratio. The term, exercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Code, if applicable, and all of the other terms of the Options shall otherwise remain unchanged. In addition to the foregoing, the applicable provisions of each award agreement for Options to be outstanding after the Effective Time will be equitably adjusted after the Spin-off Transaction and prior to the Closing by the Company's Board of Directors to reflect the Spin-off Transaction (as defined herein).


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                   (c) As soon as practicable after the Effective Time, the
         Buyer or the Surviving Corporation shall deliver to the holders of Options appropriate notices setting forth such holders' rights pursuant to such Options, as amended by this Section 1.10, and the agreements evidencing such Options shall continue in effect on the same terms and conditions (subject to the amendments provided for in this Section 1.10 and such notice).

                   (d) The Buyer shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Buyer Common Stock for delivery upon exercise of the Options. As soon as practicable after the Effective Time, the Buyer shall file a Registration Statement on Form S-8 (or any successor form) under the Securities Act of 1933, as amended (the "Securities Act") with respect to all shares of Buyer Common Stock subject to such Options that may be registered on a Form S-8, and shall use its best efforts to maintain the effectiveness of such Registration Statement for so long as such Options remain outstanding.

                   (e) The Company shall obtain, prior to the Closing, the consent from each holder of an Option to the adjustment or amendment, as the case may be, of such Option or Right pursuant to this Section
         1.10 (unless such consent is not required under the terms of the applicable agreement, instrument or plan).

              1.11 Certificate of Incorporation. The Certificate of Incorporation of the Surviving Corporation shall be the same as the Certificate of Incorporation of the Transitory Subsidiary immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of the Company.

              1.12 By-laws. The By-laws of the Surviving Corporation shall be the same as the By-laws of the Transitory Subsidiary immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of the Company.

              1.13 Directors and Officers. The directors of the Transitory Subsidiary shall become the directors of the Surviving Corporation as of the Effective Time. The officers of the Company shall remain as officers of the Surviving Corporation after the Effective Time, retaining their respective positions, except as specified by the Buyer pursuant to Section 5.2(g).

              1.14 No Further Rights. From and after the Effective Time, no Company Shares shall be deemed to be outstanding, and holders of Certificates shall cease to have any rights with respect thereto, except as provided in this Agreement or by law.


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              1.15 Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Shares shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent, they shall be cancelled and exchanged for Merger Shares in accordance with Section 1.5(a), subject to applicable law in the case of Dissenting Shares.

              1.16 Tax-Free Reorganization. The Parties intend to adopt this Agreement as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of Section 368(a)(1)(B) of the Code. The Buyer represents and covenants that:

                   (a) The Surviving Corporation will pay its dissenting stockholders the value of their Dissenting Shares out of its own funds. No funds will be supplied for that purpose, directly or indirectly, by the Buyer, nor will the Buyer directly or indirectly reimburse the Surviving Corporation for any payments for Dissenting Shares.

                   (b) The Buyer presently intends, and at the Effective Time it will intend, to continue the Company's historic business or use a significant portion of the Company's historic business assets in a business.

                   (c) The Buyer has no plan or intention to liquidate the Surviving Corporation; to merge the Surviving Corporation into another corporation; to cause the Surviving Corporation to sell or otherwise dispose of any of its assets, except for dispositions made in the ordinary course of the Surviving Corporation's business; or to sell or otherwise dispose of any of the Company Shares acquired in the Merger, except for transfers described in Section 368(a)(2)(C) of the Code.

                   (d) The Buyer has no plan or intention to reacquire any Buyer Common Stock issued in the Merger.

                   (e) Neither the Buyer nor the Transitory Subsidiary is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv)) of the Code.

                   (f) The payment of cash in lieu of fractional shares of Buyer Common Stock is solely for the purpose of avoiding the expense and inconvenience to the Buyer of issuing fractional shares and shall not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to the Company Stockholders instead of issuing fractional shares of Buyer Common Stock will not exceed one


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         percent of the total consideration that will be issued in the Merger to the Company Stockholders in exchange for their Company Shares. The fractional share interests of each Company Stockholder will be aggregated, and no Company Stockholder will receive cash in an amount equal to or greater than the value of one full share of Buyer Common Stock.

                   (g) The Transitory Subsidiary is solely and directly owned by the Buyer.

                   (h) Neither the Buyer nor an affiliate of the Buyer has acquired Company Shares since June 1, 1991. The Buyer and its affiliates own no Company Shares. During the period from the date of this Agreement to the Effective Time, other than pursuant to this Agreement, neither the Buyer nor any affiliate of the Buyer shall acquire any Company Shares.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

              The Company represents and warrants to the Buyer that the statements contained in this Article II are true and correct, except as set forth in the disclosure schedule attached hereto (the "Disclosure Schedule"). The Disclosure Schedule shall be initialed by the Parties and shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II, and the disclosures in any paragraph of the Disclosure Schedule shall qualify only the corresponding paragraph in this Article II.

              2.1 Organization, Qualification and Corporate Power. The Company is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the state of its incorporation. The Company is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of the business described on Section 2.1 of the Disclosure Schedule (the "Modem Business") or the ownership or leasing of its properties relating to the Modem Business requires such qualification except where the failure to be so qualified would not have a material adverse effect on the Company and its Modem Subsidiaries (as defined below) taken as a whole. The Company has all requisite corporate power and authority to carry on the Modem Business in which it is engaged and to own and use the properties owned and used by it in the Modem Business. The Company has furnished to the Buyer true and complete copies of its Certificate of Incorporation and By-laws, each as amended and as in effect on the date hereof. The Company


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         is not in violation of any provision of its Certificate of
         Incorporation or By-laws.

              2.2 Capitalization. The authorized capital stock of the Company consists of 20,100,000 shares, comprised of 20,000,000 shares of common stock, $.01 par value per share, of which 10,543,369 shares are issued and outstanding and no shares are held in the treasury of the Company, all as of June 6, 1996, and 100,000 shares of preferred stock, $0.01 par value per share, of which no shares are designated or outstanding.
         Section 2.2 of the Disclosure Schedule sets forth a complete and accurate list as of June 6, 1996, of (i) all stockholders of record of the Company, indicating the number of Company Shares held by each stockholder, and (ii) all holders of Options, indicating the number of Company Shares subject to Options held by such holders. All of the issued and outstanding Company Shares are, and all Company Shares that may be issued upon exercise of Options in accordance with the terms thereof will be, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition or acquisition of any of its capital stock, other than as listed in Section 2.2 of the Disclosure Schedule. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. Except pursuant to this Agreement or the Affiliate Agreement (as defined herein), there are no agreements, voting trusts, proxies, or understandings with respect to the voting, or registration under the Securities Act, of any Company Shares other than as set forth in
         Section 2.2 of the Disclosure Schedule. All of the issued and outstanding Company Shares were issued in compliance with applicable federal and state securities laws.

              2.3 Authorization of Transaction. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and, subject to the adoption of this Agreement and the approval of the Merger by a majority of the votes represented by the outstanding Company Shares entitled to vote on this Agreement and the Merger (the "Requisite Stockholder Approval"), the performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.


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              2.4 Noncontravention. Subject to compliance with the applicable requirements of the Securities Act and any applicable state securities laws, the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott-Rodino Act"), the filing of the Certificate of Merger as required by the Delaware General Corporation Law, and the filing of requisite forms relating to the transfer of certain intellectual property rights of the Company (as contemplated by this Agreement) neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated by this Agreement (and, for clauses (b) and (d) of this Section 2.4, other than Spin-off Transaction), will (a) conflict with or violate any provision of the charter or By-laws of the Company, (b) require on the part of the Company or any corporation with respect to which the Company, directly or indirectly, has the power to vote or direct the voting of sufficient securities to elect a majority of the directors (a "Subsidiary") any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"), other than any filing, permit, authorization, consent or approval which if not obtained or made would not have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company and its Subsidiaries relating to the Modem Business, taken as a whole, or on the ability of the Parties to consummate the transactions contemplated by this Agreement, (c), except as set forth in Section 2.4 to the Disclosure Schedule, conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of their assets is subject, other than any conflict, breach, default, acceleration, termination, modification or cancellation which individually or in the aggregate would not have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company and its Subsidiaries, taken as a whole, or on the ability of the Parties to consummate the transactions contemplated by this Agreement, (d) result in the imposition of any Security Interest upon any assets of the Company or any Subsidiary relating to the Modem Business or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any


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         Subsidiary or any of their properties or assets relating to the Modem
         Business. For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, and (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business consistent with past custom and practice (including with respect to frequency and amount) ("Ordinary Course of Business") of the Company and not material to the Company.

              2.5 Subsidiaries. Section 2.5 of the Disclosure Schedule lists each Subsidiary and each Modem Subsidiary and sets forth for each Modem Subsidiary (a) its jurisdiction of incorporation, (b) the number of shares of authorized capital stock of each class of its capital stock,
         (c) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof and the number of shares held by each such holder, (d) the number of shares of its capital stock held in treasury, and (e) its directors and officers. Each Modem Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Modem Subsidiary is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification except where the failure to be so qualified would not have a material adverse effect on the Company and the Modem Subsidiaries taken as a whole. Each Modem Subsidiary has all requisite corporate power and authority to carry on the Modem Business in which it is engaged and to own and use the properties owned and used by it in the Modem Business. The Company has delivered or made available to the Buyer correct and complete copies of the charter and By-laws of each Modem Subsidiary, as amended to date. No Modem Subsidiary is in violation of any provision of its charter or By-laws. All of the issued and outstanding shares of capital stock of each Modem Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All shares of each Modem Subsidiary that are held of record or owned beneficially by either the Company or any Modem Subsidiary are held or owned free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws or as set forth in Section 2.5 of the Disclosure Schedule), claims, Security Interests, options, warrants, rights, contracts, calls, commitments, equities and demands. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company or any Modem Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Modem Subsidiary. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Modem Subsidiary. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Modem Subsidiary, except as set forth in Section 2.5 of the Disclosure Schedule. The Company does not control directly or indirectly or have any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary.

              2.6 Reports and Financial Statements. The Company has previously furnished or made available to the Buyer complete and accurate copies, as amended or supplemented, of its (a) Annual Report on Form 10-K for the fiscal years ended July 31, 1994, and July 31, 1995, as filed with the Securities and Exchange Commission (the "SEC"), (b) proxy statements relating to all meetings of its stockholders (whether annual or special) since July 31, 1994, and (c) all other reports or registration statements, other than Registration Statements on Form S-8, filed by the Company with the SEC since July 31, 1994 (such annual reports, proxy statements, registration statements and other filings, together with any amendments or supplements thereto, are collectively referred to in this Agreement as the "Company Reports"). The Company Reports constitute all of the documents filed or required to be filed by the Company with the SEC since July 31, 1994, other than any Registration Statement on Form S-8. As of their respective dates, the Company Reports filed since July 31, 1994, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Company included in the Company Reports filed since July 31, 1994 (together, the "Financial Statements"), (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Company and the Subsidiaries as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of the Company and the Subsidiaries.

              2.7 Undisclosed Liabilities. As of the date hereof, none of the Company and its Subsidiaries has any material liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the balance sheet included in the Company's most recent Quarterly Report on Form 10-Q filed with the SEC on March 15, 1996 (the "Most Recent Balance Sheet"), (b) liabilities which have arisen since January 31, 1996, in the Ordinary Course of Business, (c) contractual liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet and
         (d) liabilities disclosed in Section 2.18 of the Disclosure Schedule. As used in this Section 2.7, "material liability" is deemed to mean a liability in excess of $100,000.

              2.8  Tax Matters.

                   (a) Each of the Company and the Subsidiaries has filed all material Tax Returns (as defined below) that it was required to file (taking into account extensions) and to the knowledge of the Company no material position is reflected in a Tax Return for which there was not substantial authority (as defined in Section 6662 of the Code) or comparable foreign, federal, state or local law. Each of the Company and the Subsidiaries has paid all Taxes (as defined below) that are shown to be due on any such Tax Returns. The unpaid Taxes of the Company and the Subsidiaries for tax periods through the date of the Most Recent Balance Sheet are appropriately accrued or reserved for on the Most Recent Balance Sheet. Neither the Company nor any Subsidiary has any actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Company or any Subsidiary during a prior period) other than the Company and the Subsidiaries. All material Taxes that the Company or any Subsidiary is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. For purposes of this Agreement, "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof. For purposes of this Agreement, "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

                   (b) The Company has delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by any of the Company or any Subsidiary between January 1, 1989 and the date hereof. The federal income Tax Returns of the Company have been audited by the Internal Revenue Service (the "IRS") or are closed by the applicable statute of limitations for all taxable years through July 31, 1986. As of the date hereof, no federal or state income tax examination or audit of any Tax Returns of the Company or any Subsidiary by any Governmental Entity is currently in progress or, to the knowledge of the Company and the Subsidiaries, threatened or contemplated. As of the date hereof, neither the Company nor any Subsidiary has waived any statute of limitations with respect to taxes or agreed to an extension of time with respect to a tax assessment or deficiency.

                   (c) Neither the Company nor any Subsidiary is a "consenting corporation" within the meaning of Section 341(f) of the Code and none of the assets of the Company or the Subsidiaries are subject to an election under Section 341(f) of the Code. Neither the Company nor any Subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code. Neither the Company nor any Subsidiary is a party to any Tax allocation or sharing agreement.

                   (d) Neither the Company nor any Subsidiary is or has ever been a member of an "affiliated group" of corporations (within the meaning of Section 1504 of the Code), other than a group of which only the Company and the Subsidiaries are members. Neither the Company nor any Subsidiary has made an election under Treasury Reg. Section 1.1502-20(g). Neither the Company nor any Subsidiary is or has been required to make a basis reduction pursuant to Treasury Reg. Section 1.1502-20(b) or Treasury Reg. Section 1.337(d)-2T(b).

              2.9 Assets. Each of the Company and the Subsidiaries owns or leases all tangible assets necessary for the conduct of the Modem Business as presently conducted and as presently proposed by the Company to be conducted. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. Except as set forth in
         Section 2.9 of the Disclosure Schedule, no material asset of the Company (tangible or intangible) is subject to any Security Interest.

              2.10 Owned Real Property. Neither the Company nor any Modem Subsidiary owns any real property.

              2.11  Intellectual Property.

                   (a) Each of the Company and the Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights under all patents and patent applications listed in Section 2.11 of the Disclosure Schedule and the right to use all trademarks, trade names, service marks, copyrights, and any applications for such trademarks, trade names, service marks and copyrights, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material listed in Section 2.11 of the Disclosure Schedule that are used to conduct its Modem Business as currently conducted or as currently planned by the Company to be conducted (collectively, "Intellectual Property") and, except as qualified by or disclosed in Section 2.11 of the Disclosure Schedule, is aware of no intellectual property right of any third party that may prevent the Company or its Subsidiaries from conducting its Modem Business as currently conducted or as planned by the Company to be conducted. Section 2.11 of the Disclosure Schedule lists (i) all patents and patent applications and all trademarks, registered copyrights, trade names and service marks which are both owned by and used in the Modem Business, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any such application for such issuance or registration has been filed, (ii) all material written licenses, sublicenses and other agreements to which the Company or a Subsidiary is a party and pursuant to which any person is authorized to use any Intellectual Property rights, and (iii) all material written licenses, sublicenses and other agreements as to which the Company or a Subsidiary is a party and pursuant to which the Company or a Subsidiary is authorized to use any third party patents, trademarks or copyrights, including software, which are used in the Modem Business or which form a part of any product or service relating to the Modem Business ("Third Party Intellectual Property Rights"). Neither the Company nor any Subsidiary is a party to any oral license, sublicense or agreement which, if reduced to written form, would be required to be listed in Section 2.11 of the Disclosure Schedule under the terms of this Section 2.11.

                   (b) Neither the Company nor any of the Subsidiaries is, nor will any of them be as a result of the execution and delivery of this Agreement or the performance of the Company's obligations under this Agreement, knowingly infringing upon any intellectual property rights of others or in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights, except as qualified by or disclosed in Section 2.11 of the Disclosure Schedule.

                   (c) Except as set forth in Section 2.11 of the Disclosure Schedule, neither the Company nor any of the Subsidiaries has been named in any suit, action or proceeding which involves a claim of infringement of any Intellectual Property right of any third party. Except as qualified by or disclosed in Section 2.11 of the Disclosure Schedule, the manufacturing, marketing, licensing or sale of the products or performance of the service offerings of the Company and the Subsidiaries relating to the Modem Business do not infringe any Intellectual Property right of any third party; and to the knowledge of the Company and the Subsidiaries, the Intellectual Property rights of the Company and the Subsidiaries are not being infringed by activities, products or services of any third party.

             2.12 Inventory. All inventory of the Company and the Subsidiaries relating to the Modem Business, whether or not reflected on the Most Recent Balance Sheet, consists of a quality and quantity usable and saleable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which were, as of the date of the Most Recent Balance Sheet, written-off or written-down to net realizable value or for which reserves were established and set forth on the Most Recent Balance Sheet or which became such in the Ordinary Course of Business after the date of the Most Recent Balance Sheet.

             2.13 Real Property Leases. Section 2.13 of the Disclosure Schedule lists and describes briefly all real property leased or subleased to the Company or any Subsidiary and lists the term of such lease, any extension and expansion options, and the rent payable thereunder. The Company has delivered or made available to the Buyer correct and complete copies of the leases and subleases (as amended to the date hereof) listed in Section 2.13 of the Disclosure Schedule.

             2.14 Contracts. Section 2.14 of the Disclosure Schedule lists the following written arrangements (including without limitation written agreements) to which the Company or any Subsidiary is a party:

                   (a) any written arrangement (or group of related written arrangements) for the lease of personal property from or to third parties providing for lease payments in excess of $200,000.00 per annum;

                   (b) any written arrangement (or group of related written arrangements) relating to the Modem Business for the purchase or sale of raw materials, commodities, supplies, products or other personal property or for the furnishing or receipt of services (i) which calls for performance over a period of more than one year, (ii) which involves more than the sum of $200,000.00, to be paid from and after the date hereof as to any part or item for the Modem Business or (iii) in which the Company or any Subsidiary has granted manufacturing rights, "most favored nation" pricing provisions or marketing or distribution rights relating to any products or territory related to the Modem Business or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services related to the Modem Business exclusively from a certain party;

                   (c) any written arrangement establishing a partnership or joint venture;

                   (d) any written arrangement (or group of related written arrangements) under which it has created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness (including capitalized lease obligations) involving more than $200,000.00 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

                   (e) any written arrangement concerning noncompetition relating to the Modem Business;

                   (f) any written arrangement with any affiliates, as defined in Rule 12b-2 under the Exchange Act, of the Company ("Affiliates");

                   (g) any other written arrangement (or group of related written arrangements) relating to the Modem Business not entered into in the Ordinary Course of Business; and

                   (h) any other written arrangement (or group of related arrangements) involving more than $200,000.00 per annum to be paid from and after the date hereof, other than contracts, records and documents not relating to the Modem Business that the Company reasonably and in good faith determines is of a confidential and competitive nature.

         The Company has delivered or made available to the Buyer a correct and complete copy of each written arrangement (as amended to the date hereof) listed in Section 2.14 of the Disclosure Schedule. With respect to each written arrangement so listed: (i) the written arrangement is legal, valid, binding and enforceable and in full force and effect as to the Company, and (ii) neither the Company nor, to the Company's knowledge, the other parties thereto is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration, by the Company or, to the Company's knowledge, by the other parties thereto, under the written arrangement. Neither the Company nor any Subsidiary is a party to any oral contract, agreement or other arrangement which, if reduced to written form, would be required to be listed in Section 2.14 of the Disclosure Schedule under the terms of this Section 2.14.

             2.15 Accounts Receivable. All accounts receivable of the Company and the Subsidiaries relating to the Modem Business reflected on the Most Recent Balance Sheet arose in the Ordinary Course of Business.

             2.16 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company or any Modem
         Subsidiary.

             2.17 Insurance. Section 2.17 of the Disclosure Schedule lists all insurance policies of the Company relating to the Modem Business. Neither the Company nor any Subsidiary has incurred any loss, damage, expense or liability relating to the Modem Business covered by any such insurance policy for which it has not properly asserted a claim under such policy. Each of the Company and the Modem Subsidiaries is covered by insurance in scope and amount customary and reasonable for the Modem Business.

             2.18 Litigation. Section 2.18 of the Disclosure Schedule identifies, and contains a brief description of, (a) any unsatisfied judgement, order, decree, stipulation or injunction and (b) any claim, complaint, action, suit, proceeding, hearing or investigation of or in any Governmental Entity or before any arbitrator to which the Company or any Subsidiary is a party or, to the knowledge of the Company and the Subsidiaries, is threatened to be made a party.

             2.19 Product Warranty. No product manufactured, sold, leased, licensed or delivered by the Company or any Subsidiary relating to the Modem Business is subject to any guaranty, warranty, right of return or other indemnity beyond in any material respect the applicable standard terms and conditions of sale or lease, which are set forth in Section 2.19 of the Disclosure Schedule.

             2.20 Employees. Part I of Section 2.20 of the Disclosure Schedule contains a list of all employees of the Company and each Subsidiary who are employed in connection with the Modem Business, along with the position. The Company has delivered to the Buyer a list setting forth the annual compensation of each such person. Each employee of the Company and each Subsidiary listed in Part II of Section 2.20 of the Disclosure Schedule has entered into an agreement relating to the confidentiality and/or assignment of inventions with the Company or a Subsidiary set forth opposite the employee's name, a copy of which has previously been delivered to the Buyer. Neither the Company nor any Subsidiary is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes within the last two years. The Company and the Subsidiaries have no knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Company or any Subsidiary who are employed in connection with the Modem Business.

             2.21  Employee Benefits.

                   (a) Section 2.21(a) of the Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans (as defined below). For purposes of this Agreement, "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation maintained or contributed by the Company, any Subsidiary or any ERISA Affiliate (as defined below). For purposes of this Agreement, "ERISA Affiliate" means any entity which is a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code), (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes the Company or a Subsidiary. Complete and accurate copies of (i) all Employee Benefit Plans which have been reduced to writing, (ii) written summaries of all unwritten Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and

         (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R for the last three plan years for each Employee Benefit Plan, have been delivered or made available to the Buyer. Each Employee Benefit Plan has been administered in all material respects in accordance with its terms and each of the Company, the Subsidiaries and the ERISA Affiliates has in all material respects met its obligations with respect to such Employee Benefit Plan and has made all required contributions thereto. The Company has made no commitments to make any voluntary contributions to or to voluntarily fund any Employee Benefit Plans with the exception of 401(k) matching contribution commitments previously communicated to employees. The Company and all Employee Benefit Plans are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder.

                   (b) There are no investigations by any Governmental Entity, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders), suits or proceedings against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to any material liability.

                   (c) All the Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and, to the knowledge of the Company, such revocation has not been threatened, and no such Employee Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect, and, to the knowledge of the Company, no act or omission has occurred, that would adversely affect its qualification or materially increase its cost.

                   (d) Neither the Company, any Subsidiary, nor any ERISA Affiliate has, during the six years preceding the Effective Time, maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

                   (e) At no time has the Company, any Subsidiary or any ERISA Affiliate been obligated to contribute to any "multi-employer plan" (as defined in Section 4001(a)(3) of ERISA).

                   (f) There are no unfunded obligations under any Employee Benefit Plan providing benefits after termination of employment to any employee of the Company or any Subsidiary (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code or state insurance law.

                   (g) To the knowledge of the Company, no act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by the Company, any Subsidiary or any ERISA Affiliate that would subject the Company, any Subsidiary or any ERISA Affiliate to any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code.

                   (h) Except as set forth on Section 2.21(h) of the Disclosure Schedule, no Employee Benefit Plan is funded by, associated with, or related to a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code.

                   (i) No Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company or, if applicable, the Subsidiary or ERISA Affiliate, from amending or terminating any such Employee Benefit Plan.

                   (j) Section 2.21(j) of the Disclosure Schedule discloses each: (i) agreement with any director, executive officer or other key employee of the Company or any Subsidiary (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any Subsidiary of the nature of any of the transactions contemplated by this Agreement,
         (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company or any Subsidiary that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding the Company or any Subsidiary, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan, or any Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

             2.22  Environmental Matters.

                   (a) Each of the Company and the Subsidiaries has complied with all applicable Environmental Laws (as defined below), except for violations of Environmental Laws that do not, individually or in the aggregate, have a material adverse effect on the assets, business, financial condition, or results of operations of the Company and the Subsidiaries. To the knowledge of the Company and the Subsidiaries, there are no pending, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company or any Subsidiary, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that will not, individually or in the aggregate, have a material adverse effect on the assets, business, financial condition or results of operations of the Company and the Subsidiaries. For purposes of this Agreement, "Environmental Law" means any federal, state or local law, statute, rule or regulation or the common law currently in existence and relating to the environment or occupational health and safety, including without limitation any statute, regulation or order pertaining to (i) treatment, storage, disposal, generation and transportation of toxic or hazardous substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine sanctuaries and wetlands; (vi) underground and other storage tanks or vessels; and
         (vii) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or oil or petroleum products or solid or hazardous waste. As used in this Section 2.22, the terms "release" and "environment" shall have the meaning set forth in the federal Comprehensive Environmental Compensation, Liability and Response Act of 1980 ("CERCLA").

                   (b) Except as disclosed in Section 2.22(b) of the Disclosure Schedule, to the knowledge of the Company and the Subsidiaries, there have been no releases of any Materials of Environmental Concern (as defined below) into the environment at any parcel of real property or any facility formerly or currently owned, operated or controlled by the Company or a Subsidiary. With respect to any such releases of Materials of Environmental Concern, the Company or such Subsidiary has given all required notices to Governmental Entities (copies of which have been provided to the Buyer). Neither the Company nor any Subsidiary has any knowledge of any releases of Materials of Environmental Concern at any adjacent, adjoining or contiguous parcels of real property or facilities that could reasonably be expected to have a material adverse effect on the real property or facilities owned, operated or controlled by the Company or a Subsidiary. For purposes of this Agreement, "Materials of Environmental Concern" means any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the federal Resources Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products, or any other material subject to regulation under any Environmental Law.

                   (c) Set forth in Section 2.22(c) of the Disclosure Schedule is a list of all formal, written environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Company or a Subsidiary (whether conducted by or on behalf of the Company or a Subsidiary or a third party, and whether done at the initiative of the Company or a Subsidiary or directed by a Governmental Entity or other third party) which were issued or conducted during the past five years and which the Company has possession of. Complete and accurate copies of each such report, or the results of each such investigation or audit, have been provided to the Buyer and any reliance by the Buyer on such reports, investigations or audits is at the Buyer's sole risk.

             2.23 Legal Compliance. Each of the Company and the Modem Subsidiaries, and the conduct and operations of their respective businesses, are in compliance with each law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, which (a) affects or relates to this Agreement or the transactions contemplated by this Agreement or
         (b) is applicable to the Company or such Modem Subsidiary or such business, except for any violation of or default under a law referred to in clause (b) above which reasonably may be expected not to have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company and the Modem Subsidiaries taken as a whole.

             2.24 Permits. Section 2.24 of the Disclosure Schedule sets forth a list of all permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity (including without limitation those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) ("Permits") issued to or held by the Company or any Subsidiary relating to the Modem Business. Such listed Permits are the only Permits that are required for the Company and the Subsidiaries to conduct the Modem Business as presently conducted or as proposed by the Company to be conducted, except for those the absence of which would not have any material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company and the Modem Subsidiaries taken as a whole. Each such Permit is in full force and effect and, to the best of the knowledge of the Company or any Subsidiary, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration. Each such Permit will continue in full force and effect following the Closing.

             2.25 Certain Business Relationships With Affiliates. Except as set forth in Section 2.25 of the Disclosure Schedule, no Affiliate of the Company (a) owns any property or right, tangible or intangible, which is used in the Modem Business, (b) has any claim or cause of action against the Company or any Modem Subsidiary other than in the Ordinary Course of Business, or (c) owes any money to the Company or any Modem Subsidiary. Section 2.25 of the Disclosure Schedule describes any transactions or relationships other than in the Ordinary Course of Business between the Company and any Affiliate thereof which are not reflected in the statements of operations of the Company included in the Financial Statements.

             2.26 Brokers' Fees. Except for the obligations of the Company to Broadview Associates, L.L.C. ("Broadview") pursuant to that certain Letter Agreement dated March 18, 1996, neither the Company nor any Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

             2.27 Books and Records. The minute books and other similar records of the Company and each Modem Subsidiary contain true and complete records of all actions taken at any meetings of the Company's or such Subsidiary's stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of the Company and each Modem Subsidiary accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of the Company or such Subsidiary and have been maintained in accordance with good business and bookkeeping practices.

             2.28  Company Action.

                   (a) The Board of Directors of the Company, at a meeting duly called and held, has by the requisite vote of the directors (i) determined that the Merger is fair and in the best interests of the Company and its stockholders, (ii) adopted this Agreement in accordance with the provisions of the Delaware General Corporation Law, and (iii) directed that this Agreement and the Merger be submitted to the Company Stockholders for their adoption and approval and resolved to recommend that Company Stockholders vote in favor of the adoption of this Agreement and the approval of the Merger.

                   (b) The Company has received the written opinion of Broadview, dated the date hereof, to the effect that the consideration to be received by the Company Stockholders in the Merger is fair from a financial point of view to the Company Stockholders. A copy of such opinion has been previously furnished to the Buyer.

             2.29 Disclosure. No representation or warranty by the Company contained in this Agreement, and no statement contained in the Disclosure Schedule or any other document, certificate or other instrument delivered to or to be delivered by or on behalf of the Company pursuant to this Agreement, and no other written statement made by the Company or any of its representatives in connection with this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements in this Agreement or therein not misleading.

                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF THE BUYER
                          AND THE TRANSITORY SUBSIDIARY

              The Buyer and the Transitory Subsidiary, jointly and severally, represent and warrant to the Company as follows:

              3.1 Organization. Each of the Buyer and the Transitory Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation.

              3.2 Capitalization. The authorized capital stock of the Buyer consists of 300,000,000 shares of Buyer Common Stock, of which 188,452,729 shares were issued and outstanding and 21,620 shares were held in the treasury of the Buyer as of May 31, 1996. All of the issued and outstanding shares of Buyer Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. All of the Merger Shares will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights.

              3.3 Authorization of Transaction. Each of the Buyer and the Transitory Subsidiary has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Buyer and the Transitory Subsidiary and the performance of this Agreement and the consummation of the transactions contemplated by this Agreement by the Buyer and the Transitory Subsidiary have been duly and validly authorized by all necessary corporate action on the part of the Buyer and Transitory Subsidiary. This Agreement has been duly and validly executed and delivered by the Buyer and the Transitory Subsidiary and constitutes a valid and binding obligation of the Buyer and the Transitory Subsidiary, enforceable against them in accordance with its terms.

              3.4 Noncontravention. Subject to compliance with the applicable requirements of the Securities Act and any applicable state securities laws, the Exchange Act, the Hart-Scott-Rodino Act and the filing of the Certificate of Merger as required by the Delaware General Corporation Law, neither the execution and delivery of this Agreement by the Buyer or the Transitory Subsidiary, nor the consummation by the Buyer or the Transitory Subsidiary of the transactions contemplated by this Agreement, will (a) conflict or violate any provision of the charter or By-laws of the Buyer or the Transitory Subsidiary, (b) require on the part of the Buyer or the Transitory Subsidiary any filing with, or permit, authorization, consent or approval of, any Governmental Entity, other than any filing, permit, authorization, consent or approval which if not obtained or made would not have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Buyer or on the ability of the Parties to consummate the transactions contemplated by this Agreement, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which the Buyer or Transitory Subsidiary is a party or by which either is bound or to which any of their assets are subject, other than any conflict, breach, default, acceleration, termination, modification or cancellation which individually or in the aggregate would not have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Buyer or on the ability of the Parties to consummate the transactions contemplated by this Agreement, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or the Transitory Subsidiary or any of their properties or assets.

              3.5 Reports and Financial Statements. The Buyer has previously furnished to the Company complete and accurate copies, as amended or supplemented, of its (a) Annual Report on Form 10-K for the fiscal years ended June 30, 1994, and June 30, 1995, as filed with the SEC, and (b) all other reports or statements filed by the Buyer under
         Section 13 or 14 of the Exchange Act with the SEC since June 30, 1994 (such reports are collectively referred to in this Agreement as the "Buyer Reports"). The Buyer Reports constitute all of the documents required to be filed by the Buyer under Section 13 or 14 of the Exchange Act with the SEC since June 30, 1994. As of their respective dates, the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Buyer included in the Buyer Reports (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange
         Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Buyer as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of the Buyer.

              3.6 Brokers' Fees. Except for the obligations of the Buyer to Alex. Brown & Sons, Inc., neither the Buyer nor the Transitory Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

              3.7 Disclosure. No representation or warranty by the Buyer contained in this Agreement, and no statement contained in any other document, certificate or other instrument delivered to or to be delivered by or on behalf of Buyer pursuant to this Agreement, and no other written statement made by the Buyer or any of its representatives in connection with this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements in this Agreement or therein not misleading.

                                   ARTICLE IV

                                    COVENANTS

              4.1 Best Efforts. Subject to the Company Board Fiduciary Duties (as defined below), each of the Parties shall use its best efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement; provided, however, that notwithstanding anything in this Agreement to the contrary, the Buyer shall not be required to sell or dispose of or hold separately (through a trust or otherwise) any assets or businesses of the Buyer or its Affiliates.

              4.2 Notices and Consents. Each of the Parties shall use its best efforts to obtain, at its expense, all such waivers, permits, consents, approvals or other authorizations from third parties and Governmental Entities, and to effect all such registrations, filings and notices with or to third parties and Governmental Entities, as may be required by or with respect to such Party in connection with the transactions contemplated by this Agreement.

              4.3  Spin-off Transaction; Closing Balance Sheet.

                   (a) Following the execution of this Agreement and prior to the Closing, the Company shall (i) transfer to one or more third parties or to one of its Subsidiaries (the "Spin-off Company") (other than to Penril International, Ltd. and Penril DataComm, Ltd. (such two Subsidiaries being collectively referred to as the "Modem Subsidiaries")) any and all assets, whether tangible or intangible, and liabilities of the Company related to all of its businesses except for the Modem Business (provided, however, it is acknowledged that the stock or assets of Electro-Metrics, Inc., Constant Power, Inc. and Technipower, Inc., may be transferred to the Spin-off Company or, in the alternative, may be sold, liquidated or otherwise transferred by the Company prior to the Closing upon terms and conditions consented to by the Buyer, which consent will not be unreasonably withheld), (ii) acquire from its Subsidiaries (other than the Modem Subsidiaries) any and all assets, whether tangible or intangible, and liabilities of such Subsidiaries related solely to the Modem Business and (iii) distribute and transfer to its stockholders, in a transaction intended to be a tax free transaction, all of the capital stock of the Spin-off Company, which owns at that time all of the assets of the Company and its Subsidiaries not related to the Modem Business (collectively, the "Spin-off Transaction"). The assets and liabilities that the Company shall transfer to the Spin-off Company in connection with the Spin-off Transaction are more fully described by the Company on Schedule 4.3(a). In connection with the Spin-off Transaction, the Spin-off Company and its subsidiaries shall have the right to employ all employees of the Company except as set forth on Section 4.3(a) of the Disclosure Schedule.

                   (b) The assets and liabilities of the Modem Business after the Spin-off Transaction are more fully described by the Company on
         Schedule 4.3(b).

                   (c) Five business days prior to the Closing, the Company shall deliver to the Buyer an unaudited balance sheet of the Company as at the Closing Date and reflecting the consummation of the Spin-off Transaction (the "Closing Balance Sheet"). The Closing Balance Sheet shall be accompanied by a certificate of the chief financial officer of the Company stating that the Closing Balance Sheet was prepared in accordance with GAAP (except as noted) and will fairly present the financial condition of the Company at the Closing Date. The Company agrees that the Closing Balance Sheet shall reflect that, on the basis of the book value of the assets and liabilities retained by the Company on the Closing Date, the Company shall have a tangible net worth of not less than One Dollar ($1).

              4.4 Special Meeting, Prospectus/Proxy Statement and Registration Statement.

                   (a) The Buyer and the Company shall jointly prepare, and the Company shall file with the SEC under the Exchange Act, preliminary proxy materials for the purpose of soliciting proxies from Company Stockholders to vote in favor of the adoption of this Agreement (including without limitation the matters referred to in Article VI) and the approval of the Merger and the approval of the Spin-off Transaction at a special meeting of Company Stockholders to be called and held for such purpose (the "Special Meeting"). Such proxy materials shall be in the form of a prospectus/proxy statement to be used for the purpose of offering the Merger Shares to Company Stockholders and soliciting such proxies from Company Stockholders (such prospectus/proxy statement, together with any accompanying letter to stockholders, notice of meeting and form of proxy, shall be referred to in this Agreement as the "Prospectus/ Proxy Statement"). The Company, with the assistance of the Buyer, shall promptly respond to any SEC comments on the Prospectus/Proxy Statement and shall otherwise use its best efforts to resolve as promptly as practicable all SEC comments to the satisfaction of the SEC.

                   (b) Promptly following the resolution to the satisfaction of the SEC of all SEC comments on the Prospectus/ Proxy Statement (or the expiration of the ten-day period under Rule 14a-6(a) under the Exchange Act, if no SEC comments are received by such date), the Company shall distribute the Prospectus/Proxy Statement to its stockholders and, pursuant thereto, solicit proxies from Company Stockholders to vote in favor of the adoption of this Agreement and the approval of the Merger at the Special Meeting and shall hold the Special Meeting in accordance with the Delaware General Corporation Law.

                   (c) Promptly following the resolution to the satisfaction of the SEC of all SEC comments on the Prospectus/ Proxy Statement (or the expiration of the ten-day period under Rule 14a-6(a) under the Exchange Act, if no SEC comments are received by such date), the Buyer shall file with the SEC under the Securities Act a Registration Statement on Form S-4 (the "Registration Statement"), which shall include the Prospectus/ Proxy Statement as a part thereof. The Buyer, with the assistance of the Company, shall promptly respond to any SEC comments on the Registration Statement and shall otherwise use its best efforts to cause the Registration Statement to be declared effective as promptly as practicable. The Buyer shall also take any and all such actions as may be necessary or as it may deem advisable for the purpose of complying with all applicable state securities laws in connection with the offering and issuance of the Merger Shares.

                   (d) The Company shall comply with all applicable provisions of and rules under the Exchange Act and all applicable provisions of the Delaware General Corporation Law in the preparation, filing and distribution of the Prospectus/Proxy Statement, the solicitation of proxies thereunder, and the calling and holding of the Special Meeting. Without limiting the foregoing, the Company shall ensure that the Prospectus/Proxy Statement does not, as of the date on which it is distributed to Company Stockholders, and as of the date of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that the Company shall not be responsible for the accuracy or completeness of any information furnished by the Buyer in writing for inclusion in the Prospectus/Proxy Statement, as to which information the Buyer shall ensure that the Prospectus/Proxy Statement does not, as of the date on which the Prospectus/Proxy Statement is distributed to Company Stockholders, and as of the date of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading).

                   (e) The Buyer shall comply with all applicable provisions of and rules under the Securities Act and state securities laws in the preparation and filing of the Registration Statement and the offering and issuance of the Merger Shares. Without limiting the foregoing, the Buyer shall ensure that the Registration Statement does not, as of its effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (provided that the Buyer shall not be responsible for the accuracy or completeness of any information furnished by the Company in writing for inclusion in the Registration Statement, as to which information the Company shall ensure that the Registration Statement does not, as of its effective date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading).

                   (f) Subject to the Company Board Fiduciary Duties (as defined below), the Company, acting through its Board of Directors, shall include in the Prospectus/Proxy Statement the recommendation of its Board of Directors that the Company Stockholders vote in favor of the adoption of this Agreement and the approval of the Merger, and shall otherwise use its best efforts to obtain the Requisite Stockholder Approval.

              4.5 Hart-Scott-Rodino Act. Each of the Parties shall promptly file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, shall use its best efforts to obtain an early termination of the applicable waiting period, and shall make any further filings or information submissions pursuant thereto that may be necessary, proper or advisable.

              4.6 Operation of Business. Except as contemplated by this Agreement or related to the Spin-off Transaction or as set forth in
         Section 4.6 of the Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, the Company shall (and shall cause each Subsidiary to) conduct its operations in the Ordinary Course of Business and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts, solely as to the Modem Business (i) to preserve intact its current business organization,

         (ii) keep its physical assets in good working condition, (iii) keep available the services of its current employees listed on Section 4.6 of the Disclosure Schedule, and (iv) preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business relating to the Modem Business shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the Effective Time, neither the Company nor any Modem Subsidiary shall, without the written consent of the Buyer (except as contemplated by this Agreement or related to the Spin-off Transaction or as set forth in Section 4.6 of the Disclosure Schedule), which consent shall not be unreasonably withheld:

                   (a) issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) or authorize the issuance, sale or delivery of, or redeem or repurchase, any stock of any class or any other securities or any rights, warrants or options to acquire any such stock or other securities (except pursuant to the conversion or exercise of convertible securities or Options outstanding on the date hereof), or amend any of the terms of any such convertible securities or Options (other than in connection with a sale, liquidation or transfer referred to and in accordance with clause (e) below);

                   (b) split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

                   (c) create, incur or assume any debt not currently outstanding that would cause or result in the debt reflected on the Closing Balance Sheet to exceed $4,000,000; assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances (other than in the Ordinary Course of Business) or capital contributions to, or investments in, any other person or entity in an amount greater than $200,000.00;

                   (d) enter into, adopt or amend any Employee Benefit Plan or any employment or severance agreement or arrangement of the type described in Section 2.22(j) or (except for normal increases in the Ordinary Course of Business) materially increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any benefit not required by the terms in effect on the date hereof of any existing Employee Benefit Plan;

                   (e) acquire, sell, lease, encumber or dispose of any assets or property (including without limitation any shares or other equity interests in or securities of any Modem Subsidiary), other than purchases and sales of assets in the Ordinary Course of Business; provided, however, that the Company may sell, liquidate or otherwise transfer the stock or assets of Technipower, Inc., Electro-Metrics, Inc. and Constant Power, Inc. (or any portion thereof) upon terms and conditions consented to by the Buyer, which consent shall not be unreasonably withheld;

                   (f)  amend its charter or By-laws;

                   (g) change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP or by the SEC;

                   (h) discharge or satisfy any Security Interest or pay any material obligation or liability related to the Modem Business other than in the Ordinary Course of Business;

                   (i) mortgage or pledge any of its property or assets relating to the Modem Business or take any action that subjects any such assets to any Security Interest;

                   (j) sell, assign, transfer or license any Intellectual Property relating to the Modem Business, other than (i) sales of tangible products through resellers in the Ordinary Course of Business,
         (ii) as consented to by the Buyer, which consent shall not be unreasonably withheld and (iii) pursuant to a license agreement between the Company and the Spin-off Company, substantially in the form of Exhibit A hereto;

                   (k) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any material contract or agreement relating to the Modem Business if such action would have a material adverse effect on the Modem Business;

                   (l) make or commit to make any capital expenditure relating to the Modem Business in excess of $50,000.00 per item;

                   (m) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Company contained in Sections 2.1, 2.2, 2.3, 2.4, 2.5, 2.7, 2.8, 2.10, 2.16 and 2.26 of
         this Agreement becoming untrue or (ii) any of the conditions of the Merger set forth in Article V not being satisfied; or

                   (n) agree in writing or otherwise to take any of the foregoing actions.

              4.7  Full Access.

                   The Company shall (and shall cause each Subsidiary to) permit representatives of the Buyer to have full access (at all reasonable times, upon prior notice and in a manner so as not to interfere with the normal business operations of the Company and the Subsidiaries) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Company and each Subsidiary other than contracts, records and documents not relating to the Modem Business that the Company reasonably and in good faith determines is of a confidential and competitive nature. The Buyer shall hold, and shall cause its respective employees and agents to hold, in confidence all such information in accordance with the terms of the Confidentiality Agreement dated March 18, 1996 between the Buyer and the Company.

              4.8 Notice of Breaches. The Company shall promptly deliver to the Buyer written notice of any event or development that would (a) render any representation or warranty of the Company contained in Sections 2.1, 2.2, 2.3, 2.4, 2.5, 2.7, 2.8, 2.10, 2.16, and 2.26 (including the
         Disclosure Schedule) inaccurate or incomplete in any material respect, or (b) constitute or result in a breach by the Company of, or a failure by the Company to comply with, any agreement or covenant in this Agreement applicable to such party. The Buyer or the Transitory Subsidiary shall promptly deliver to the Company written notice of any event or development that would (i) render any statement, representation or warranty of the Buyer or the Transitory Subsidiary in this Agreement inaccurate or incomplete in any material respect, or
         (ii) constitute or result in a breach by the Buyer or the Transitory Subsidiary of, or a failure by the Buyer or the Transitory Subsidiary to comply with, any agreement or covenant in this Agreement applicable to such party. No such disclosure shall be deemed to avoid or cure any such misrepresentation or breach.

              4.9 Exclusivity. The Company shall not, and the Company shall use its best efforts to cause its Affiliates and each of its officers, directors, employees, representatives and agents not to, directly or indirectly, (a) encourage, solicit, initiate, engage or participate in discussions or negotiations with any person or entity (other than the Buyer) concerning any merger, consolidation, sale or license of material assets or property relating to the Modem Business, tender offer, recapitalization, accumulation of Company Shares, proxy solicitation or other business combination involving the Company, any Modem Subsidiary or any division of the Company or any Subsidiary, in each case relating to the Modem Business or (b) provide any non-public information concerning the business, properties or assets of the Company or any Subsidiary relating to the Modem Business to any person or entity (other than (i) to the Buyer, (ii) as contemplated by this Agreement, or (iii) as required by law or court order). Notwithstanding the foregoing or any other provision of this Agreement, neither the provisions contained in this Section 4.9 or elsewhere in this Agreement shall prohibit the Board of Directors of the Company from (i) furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide written proposal to acquire the Company (or the Modem Business) pursuant to a merger, consolidation, share exchange, purchase of a substantial portion of the assets, business combination or other similar transaction, if the Board of Directors of the Company determines in good faith, based as to legal matters on the advice of counsel, that such action is required for the Board of Directors to comply with its fiduciary duties to stockholders imposed by law (the "Company Board Fiduciary Duties") and (ii) complying with Rule 14c-2 of the Exchange Act with regard to any Acquisition Proposal, if applicable, "Acquisition Proposal" shall mean any proposed (A) merger, consolidation or similar transaction involving the Company, (B) sale, lease or other disposition directly or indirectly by merger, consolidation, share exchange or otherwise of assets of the Company or the Subsidiaries representing 30% or more of the Modem Business or of the consolidated assets of the Company and the Subsidiaries, (C) issue, sale, or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 30% or more of the voting power of the Company or (D) transaction in which any person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, or any "group" (as such term is defined under the Exchange
         Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership, of 30% or more of the outstanding Company Common Stock. The exercise of the Company Board Fiduciary Duties, notwithstanding any other provision of this Agreement, shall not constitute a breach or violation of any provision of this Agreement. The Company shall immediately notify the Buyer of, and shall disclose to the Buyer all details of, any inquiries, discussions or negotiations of the nature described in this Section 4.9.

              4.10 Agreements from Certain Affiliates of the Company. Concurrently with or prior to the execution of this Agreement, the Company shall deliver to the Buyer a list of all persons or entities who are at such time "affiliates" of the Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Company Affiliates"). In order to help ensure that the issuance of Merger Shares will comply with the Securities Act and that the Merger will be treated as a tax-free reorganization, the Company shall use all reasonable efforts to cause each Company Affiliate to execute and deliver to the Buyer, prior to the distribution of the Prospectus/Proxy Statement in accordance with Section 4.4(b), a written agreement substantially in the form attached hereto as Exhibit B (the "Affiliate Agreement"). If any Company Affiliate fails to execute and deliver an Affiliate Agreement, the Buyer shall be entitled to place appropriate legends on the certificates evidencing the Merger Shares to be issued to such person or entity and any other shares of Buyer Common Stock issued to such person or entity upon exercise of an Option or Other Right, and to issue appropriate stock transfer instructions to the transfer agent for the Buyer Common Stock, to the effect that such shares may be sold publicly only in compliance with Rule 145 under the Securities Act.

              4.11 Listing of Merger Shares. The Buyer shall list the Merger Shares on the NYSE.

              4.12 Indemnification; Release.

                   (a) From and after the Effective Time, the Buyer shall indemnify, defend and hold harmless the officers, directors and employees of the Company and the Subsidiaries (individually, an "Indemnified Party" and collectively, the "Indemnified Parties") against all losses, expenses, claims, damages or liabilities ("Claims") based on the fact that such person is or was such officer, director or employee of the Company or the Subsidiaries (including arising out of the transactions contemplated by this Agreement) to the fullest extent permitted or required under applicable law; provided, however, that no Indemnified Party shall be entitled to indemnification pursuant to this
         Section 4.12 for Claims based on the fact that such person is or was a stockholder of the Company. The Buyer agrees that all rights to indemnification existing in favor of the directors, officers or employees of the Company as provided in the Company's or the Subsidiaries' respective Articles or Certificate of Incorporation or By-Laws or Code of Regulations, as in effect as of the date hereof, with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time and the Buyer hereby guaranties unconditionally the satisfaction of all such rights to indemnification (and shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted under Delaware law, upon receipt from the Indemnified Party to whom expenses are advanced of the undertaking to repay such advances contemplated by Section 145(e) of the Delaware General corporation
         Law). Without limiting the foregoing, in the event any Claim is brought against any Indemnified Party (whether arising before or after the Effective Time) after the Effective Time (i) the Indemnified Parties may retain the Company's regularly engaged independent legal counsel or other independent legal counsel satisfactory to them, provided that such other counsel shall be reasonably acceptable to the Buyer, (ii) the Buyer shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received and (iii) the Buyer shall use its reasonable efforts to assist in the defense of any such matter, provided that the Buyer shall not be liable for any settlement of any Claim effected without its written consent, which consent shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 4.12, upon learning of any such Claim shall notify the Buyer (although the failure to so notify the Buyer shall not relieve the Buyer from any liability which the Buyer may have under this Section 4.12, except to the extent such failure materially prejudices the Buyer) and shall deliver to the Buyer the undertaking contemplated by Section 145(e) of the Delaware General Corporation Law. The Indemnified Parties as a group may retain no more than one law firm (in addition to local counsel) to represent them with respect to each such matter unless there is, under applicable standards of professional conduct (as determined by counsel to the Indemnified Parties), a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which event such additional counsel as may be required may be retained by the Indemnified Parties and will be paid by the Buyer.

                   (b) The Buyer hereby remises and releases the directors, officers and employees of the Company from any and all claims it may have against them, other than claims based solely on fraud.

                   (c) The Company hereby remises and releases the directors, officers and employees of the Buyer from any and all claims it may have against them, other than claims based solely on fraud.

              4.13 Employee Matters.

                   (a) With respect to benefit plans available to employees of the Company or the Modem Subsidiaries generally, for at least one year from and after the Effective Time, the Buyer shall cause the Surviving Corporation to either (i) maintain all employee benefits of the Company or the Modem Subsidiary, as the case may be, including, without limitation, benefits under employee benefit plans, policies and arrangements, existing on the Effective Time or (ii) provide benefits to employees of the Surviving Corporation that are, taken as a whole, substantially equivalent to or better than the benefits offered to such persons by the Company or applicable Modem Subsidiary, as the case may be, immediately prior to the Effective Time.

                   (b) The Parties acknowledge and agree that the Surviving Corporation and the Modem Subsidiaries shall have the benefit of any confidentiality and/or nondisclosure agreement executed by employees of the Company or the Modem Subsidiaries. The Parties shall cause any employee of the Surviving Corporation who was an employee of the Company immediately prior to the Spin- off to agree to hold in confidence and to not use contrary to the interests of the Spin-off Company any confidential information concerning the Spin-off Company that is in such individual's possession at the Effective Time as a result of such individual's employment by the Company. The Surviving Corporation agrees to release any employee of the Spin-off Company who was an employee of the Surviving Corporation immediately prior to the Spin-off from any agreement not to compete with the Surviving Corporation or from any agreement that would prohibit such employee from being employed by the Spin-off Company.

              4.14 Corporate Name. From and after the Closing Date, the Buyer shall not, and shall cause the Surviving Corporation and all other Affiliates of the Buyer to not, use the name "Penril" other than in the Modem Business.

              4.15 Non-Interference.

                   (a) The Company agrees to cause the Spin-off Company to agree that between the date hereof and the Closing, and for eighteen (18) months after the Closing, it will not and will cause its Affiliates to not, induce any person who is, on the date hereof, or who becomes after the date hereof, an employee, officer or agent of the Buyer or any Affiliate of the Buyer (i) to terminate such relationship or (ii) to employ, or assist in employing, directly or indirectly, any such person.

                   (b) The Buyer agrees that between the date hereof and the Closing, with respect to the Company and its respective Affiliates, and for eighteen (18) months after the Closing with respect to the Spin-off Company, the Buyer will not and will cause its Affiliates to not, induce any person who is, on the date hereof, or who becomes after the date hereof, an employee, officer or agent of the Company or the Spin-off Company and their respective Affiliates (i) to terminate such relationship or (ii) to employ or assist in employing, directly or indirectly, any such person.

              4.16 Vote of Company Shares. The Buyer covenants and agrees to vote, and to cause its Affiliates to vote, all Company Shares held or controlled by them in favor of approval of this Agreement and the Merger, and the transactions contemplated hereby at the Special Meeting.

              4.17 Non-Solicitation. The Buyer hereby covenants and agrees to request that its direct sales force not solicit any business from any of the resellers listed on Schedule 4.17 for a period of 18 months after the Closing, which business relates to the business to be transferred by the Company to the Spin-off Company in the Spin-off Transaction

                                    ARTICLE V

                      CONDITIONS TO CONSUMMATION OF MERGER

              5.1 Conditions to Each Party's Obligations. The respective obligations of each Party to consummate the Merger are subject to the satisfaction of the following conditions:

                   (a) this Agreement and the Merger shall have received the Requisite Stockholder Approval;

                   (b) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

                   (c) the Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and remain in effect;

                   (d) no Party hereto shall be subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement. In the event any such order or injunction shall have been issued, each Party agrees to use its best efforts to have any such order or injunction lifted; and

                   (e) the Spin-off Transaction shall have been consummated in accordance with Section 4.3 and with Schedule 4.3(a) and Schedule 4.3(b).

              5.2 Conditions to Obligations of the Buyer and the Transitory Subsidiary. The obligation of each of the Buyer and the Transitory Subsidiary to consummate the Merger is subject to the satisfaction of the following additional conditions:

                   (a) the Company and the Subsidiaries shall have obtained all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 4.2, except for any which if not obtained or effected would not have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company and the Modem Subsidiaries, taken as a whole, or on the ability of the Parties to consummate the transactions contemplated by this Agreement;

                   (b) the representations and warranties of the Company set forth in Article II shall be true and correct when made on the date hereof and, solely as to those contained in Sections 2.1, 2.2, 2.3, 2.4, 2.5, 2.7, 2.8, 2.10, 2.16 and 2.26, shall be true and correct in all material respects as of the Effective Time as if made as of the Effective Time;

                   (c) the Company shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

                   (d) There shall have been no material breach of the representations and warranties of the Company contained in Article II of which officers of the Company had knowledge prior to the date hereof;

                   (e) the Company shall have delivered to the Buyer and the Transitory Subsidiary a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in clauses (a) and (e) of Section 5.1 and clauses
         (a) through (d) of this Section 5.2 is satisfied in all respects;

                   (f) the Buyer shall have received a "cold comfort" letter dated as of a date not more than two days prior to the date that the Registration Statement is declared effective and shall have received a subsequent similar letter dated as of a date not more than two days prior to the Effective Time, from Deloitte &

         Touche LLP, auditors for the Company, addressed to the Buyer in a customary form reasonably satisfactory to the Buyer;

                   (g) the Buyer and the Transitory Subsidiary shall have received the resignations, effective as of the Effective Time, of each director and officer of the Company and the Modem Subsidiaries specified by the Buyer in writing on or prior to the Closing; and

                   (h) the Company and the Spin-off Company shall have executed and delivered an indemnification agreement substantially in the form of Exhibit C.

              5.3 Conditions to Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following additional conditions:

                   (a) the Buyer and the Transitory Subsidiary shall have obtained all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 4.2, except for any which if not obtained or effected would not have a material adverse affect on the assets, business, financial condition, results of operations or future prospects of the Buyer or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

                   (b) the representations and warranties of the Buyer and the Transitory Subsidiary set forth in Article III and Section 1.16 shall be true and correct when made on the date hereof and shall be true and correct in all material respects as of the Effective Time as if made as of the Effective Time, except for representations and warranties made as of a specific date, which shall be true and correct as of such date;

                   (c) each of the Buyer and the Transitory Subsidiary shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

                   (d) each of the Buyer and the Transitory Subsidiary shall have delivered to the Company a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in clause (c) of Section 5.1 and clauses (a) through (c) of this Section 5.3 is satisfied in all respects; and

                   (e) the Merger Shares shall have been authorized for listing on the NYSE upon official notice of issuance.

                                   ARTICLE VI

                                   TERMINATION

              6.1 Termination of Agreement. The Parties may terminate this Agreement prior to the Effective Time (whether before or after Requisite Stockholder Approval) as provided below:

                   (a) the Parties may terminate this Agreement by mutual written consent;

                   (b) the Buyer may terminate this Agreement by giving written notice to the Company in the event the Company is in breach, and the Company may terminate this Agreement by giving written notice to the Buyer and the Transitory Subsidiary in the event the Buyer or the Transitory Subsidiary is in breach, of any material representation, warranty or covenant contained in this Agreement, and such breach is not remedied within 10 days of delivery of written notice thereof;

                   (c) any Party may terminate this Agreement by giving written notice to the other Parties at any time after the Company Stockholders have voted on whether to approve this Agreement and the Merger in the event this Agreement and the Merger failed to receive the Requisite Stockholder Approval;

                   (d) the Buyer may terminate this Agreement by giving written notice to the Company if the Closing shall not have occurred (i) on or before the 120th day following the date of this Agreement by reason of the failure of any condition precedent under Section 5.1 (other than Sections 5.1(c) and 5.1(e)) or 5.2 hereof or (ii) on or before the 150th day following the date of this Agreement by reason of the failure of any condition under Sections 5.1(c) and 5.1(e) hereof (in either case (i) or (ii) above, unless the failure results primarily from a breach by the Buyer or the Transitory Subsidiary of any representation, warranty or covenant contained in this Agreement);

                   (e) the Company may terminate this Agreement by giving written notice to the Buyer and the Transitory Subsidiary if the Closing shall not have occurred (i) on or before the 120th day following the date of this Agreement by reason of the failure of any condition precedent under Section 5.1 (other than Sections 5.1(c) and 5.1(e)) or 5.3 hereof or (ii) on or before the 150th day following the date of this Agreement by reason of the failure of any condition under Sections 5.1(c) and 5.1(e) hereof (in either case (i) or (ii) above, unless the failure results primarily from a breach by the Company of any representation, warranty or covenant contained in this Agreement); or

                   (f) any Party may terminate this Agreement if the Board of Directors of the Company shall have withdrawn or modified in a manner adverse to the Buyer its approval or recommendation to the Company Stockholders of this Agreement or the Merger or shall have approved or recommended to the Company Stockholders that they accept the terms of any Acquisition Proposal or shall have resolved to take any of the foregoing actions; provided, however, that reasonable delay required to comply with the Company Board Fiduciary Duties shall not be deemed to be a withdrawal or a modification adverse to the Buyer.

              6.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 6.1, all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party for willful breaches of this Agreement and except as provided in the last sentence of Section 4.7), provided, however, (i) that if the Merger is not consummated as a result of a termination of this Agreement pursuant to Sections 6.1(a), 6.1(c), 6.1(d) (but solely as it relates to Sections 5.1(a), 5.2(c) (but solely as it relates to a Special Breach (as defined below) with respect to the certain covenants contained in clauses (a), (c) through (j) and (l) of Section 4.6 (the "Section 4.6 Covenants")), 5.2(d) and 5.2(h)) or 6.1(f), then, without further action or consideration on the part of any party or person, the license agreement in the form of Exhibit D hereto shall become effective and (ii) that if the Merger is not consummated as a result of a termination of this Agreement pursuant to
         Section 6.1(d) (but solely as it relates to Sections 5.1(b), 5.1(c) or 5.1(e)), then, without further action on the part of any party or person, the license agreement in the form of Exhibit D hereto shall become effective upon the payment by the Buyer within 10 business days after the giving of notice of termination of this Agreement pursuant to
         Section 6.1(d) of Fifty Million Dollars ($50,000,000.00) to the Company in immediately available funds. Notwithstanding the foregoing, if within 180 days after the date hereof and prior to termination of this Agreement pursuant to Section 6.1(d) (but solely as it relates to Sections 5.2(a) or 5.2(c)), the Company has received, participated in or encouraged inquiries, discussions or negotiations of the nature described in Section 4.9 and the Board of Directors of the Company shall have approved or recommended to the Company Stockholders that they accept the terms of any Acquisition Proposal or shall have resolved to take any of the foregoing actions, with a party with whom they had discussions during such period, then, without further action or consideration on the part of any party or person, the license agreement in the form of Exhibit D hereto shall become effective. For purposes of this Section 6.2, "Special Breach" shall mean (i) any material breach of clauses (a), (d), (f), (g), (h), (i), (j) and (l) of the

         Section 4.6 Covenants; (ii) any material breach of clause (c) of the
         Section 4.6 Covenants related solely to loans, advances, capital contributions to, or investments in, any other person or entity and
         (iii) any material breach of clause (e) of the Section 4.6 Covenants related to the Modem Business.

                                   ARTICLE VII

                                   DEFINITIONS

              The Section references for the defined terms used in this Agreement are set forth on Schedule VII to this Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

              8.1 Press Releases and Announcements. No Party shall issue any press release or public disclosure relating to the acquisition of the Modem Business by the Buyer subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing Party shall advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

              8.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; provided, however, the provisions in Article I concerning issuance of the Merger Shares and the provisions of Section 1.16 are intended for the benefit of the Company Stockholders; (ii) the provisions of the last sentence of
         Section 4.10 are intended for the benefit of the Company Affiliates;
         (iii) the provisions of Section 4.12 are intended for the benefit of the Indemnified Parties and the officers, directors and employees of the Company and of the Buyer; (iv) the provisions of Section 4.13(a) are intended for the benefit of the employees of the Company and the Modem Subsidiaries; (v) the provisions of Section 4.13(b) are intended for the benefit of the Modem Subsidiaries; and (vi) the provisions of Sections 4.13(b), 4.14, 4.15 and 4.17 are intended for the benefit of the Spin-off Company

              8.3 Entire Agreement. This Agreement (including the documents referred to in this Agreement) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

              8.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named in this Agreement and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided that the Transitory Subsidiary may assign its rights, interests and obligations hereunder to an Affiliate of the Buyer.

              8.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement, once executed, may be delivered to either party through the use of facsimile transmission. In this regard, any and all signatures of the parties appearing on any facsimile copies of this Agreement shall be deemed, unless otherwise proved, the lawful and valid signature of the executing party.

              8.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

              8.7 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

              If to the Company:                 Copy to:

         Penril DataComm Networks, Inc.     Benesch, Friedlander, Coplan &
         1300 Quince Orchard Boulevard        Aronoff, P.L.L.
         Gaithersburg, Maryland 20878       2300 BP America Building
         Attn.:  Chairman                   200 Public Square
         Telecopier:  (301) 921-9149        Cleveland, Ohio 44114-2378
                                            Attn.:  Irv Berliner, Esq.
                                            Telecopier:  (216) 363-4588

              If to the Buyer:                   Copy to:

         Bay Networks, Inc.                 Bay Networks, Inc.
         4401 Great America Parkway         4401 Great America Parkway
         Santa Clara, California 95052      Santa Clara, California 95052
         Attn.:  President                  Attn.:  Montgomery Kersten, Esq.
         Telecopier:  (408) 764-1799        Telecopier:  (408) 764-1991

              If to the Transitory               Copy to:
              Subsidiary:

         Beta Acquisition Corporation       Bay Networks, Inc.
         c/o Bay Networks, Inc.             4401 Great America Parkway
         4401 Great America Parkway         Santa Clara, California 95052
         Santa Clara, California 95052      Attn.:  Montgomery Kersten
         Attn.:  President                  Telecopier:  (408) 764-1991
         Telecopier:  (408) 764-1799


         Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner in this Agreement set forth.

              8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Delaware.

              8.9 Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time; provided, however, that any amendment effected subsequent to the Requisite Stockholder Approval shall be subject to the restrictions contained in the Delaware General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

             8.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

             8.11 Expenses. The Buyer and the Company shall each bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated by this Agreement. The fees and expenses of the Company shall be accrued prior to the Closing Date and reflected on the Closing Balance Sheet. The fees and expenses of the Transitory Subsidiary shall be borne by the Buyer.

             8.12 Specific Performance. Each of the Parties acknowledges and agrees that one or more of the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions of Section 8.13), in addition to any other remedy to which it may be entitled, at law or in equity.

             8.13 Submission to Jurisdiction. Each of the Parties (a) submits to the jurisdiction of any state or federal court sitting in Delaware in any action or proceeding arising out of or relating to this Agreement,
         (b) agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, and (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives


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
         any bond, surety or other security that might be required of any other Party with respect thereto. Any Party may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 8.7. Nothing in this Section 8.13, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

             8.14 Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

             8.15 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated in this Agreement by reference and made a part hereof.

             8.16 Non-Survival of Representations, Warranties and Agreements. No representations, warranties or agreements in this Agreement shall survive the Closing, except for those contained in Article I and Sections 4.10 (the last sentence only), 4.12, 4.13, 4.14, 4.15 and 4.17 and, to the extent relating to such specified provisions, those contained in this Article VIII.


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
              IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                   THE BUYER:

                                       BAY NETWORKS, INC.

                                           /s/
                                       By:________________________________

                                       Title:_____________________________

                                       THE TRANSITORY SUBSIDIARY:

                                       BETA ACQUISITION CORP.

                                           /s/
                                       By:________________________________

                                       Title:_____________________________

                                  THE COMPANY:

                                       PENRIL DATACOMM NETWORKS, INC.

                                           /s/
                                       By:________________________________

                                       Title:_____________________________



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